                                                                   Exhibit 23(b)



                          CONSENT OF KPMG PEAT MARWICK

The Board of Directors
Protective Life Corporation:


We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-3 of Protective Life Corporation and PLC Capital L.L.C. of our report to the Board of Directors of Wisconsin National Life Insurance Company, dated February 26, 1993 (including Note 11 thereto, which is dated as of May 4, 1993), relating to the balance sheets of Wisconsin National Life Insurance Company as of December 31, 1992 and 1991 and the related statements of income, stockholder's equity and cash flows for the years then ended, which report appears in the Protective Life Corporation's Current Report on Form 8-K, dated August 4, 1993, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                        /s/ KPMG PEAT MARWICK
                                            KPMG PEAT MARWICK


Milwaukee, Wisconsin
May 20, 1994